Exhibit 5.1
Euronav F-3 Registration Statement ‒ Belgian Legal Opinion

EURONAV NV
De Gerlachekaai 20
2000 Antwerpen
Belgium
Brussels, 20 June 2023
Dear Madam, dear Sir,
Euronav NV Registration Statement of Form F-3 dated 20 June 2023
1.
We have acted as Belgian legal counsel to EURONAV NV, a limited liability company incorporated under the laws of Belgium, having its registered office at De Gerlachekaai 20, 2000 Antwerp, Belgium (the “Company”), for the purpose of rendering an opinion on certain matters of Belgian law in connection with the registration statement on Form F-3 filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”), as thereafter amended or supplemented (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate amount of the Company’s securities, which may include ordinary shares, no par value (the “Ordinary Shares”), preferred shares (the “Preferred Shares”), warrants to purchase the Company’s securities (the “Warrants”), the Company’s debt securities (the “Debt Securities”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), rights to purchase the Company’s securities (the “Rights”) and any units comprised of any of the foregoing securities (the “Units” and, together with the Ordinary Shares, Preferred Shares, Warrants, Debt Securities, Rights and Purchase Contracts, the “Securities”).

2.	For the purposes of this opinion
(a)	we have reviewed copies of the following documents (each a “Document” and collectively, the “Documents”):
(i)
a copy of the Company’s registration statement on Form F-3 as filed with the Commission on June 20, 2023 (the registration statement at the time it became effective, including all information deemed to be a part thereof, including the amendments, exhibits and schedules thereto, at the time such registration statement became effective, is referred to as the “Registration Statement”);

(ii)	a copy of the Company’s base prospectus included in the Registration Statement as amended from time to time (the “Prospectus”); and
(iii)	a copy of the co-ordinated articles of association of the Company as at 10 November 2021.

Euronav F-3 Registration Statement — Belgian Legal Opinion
(b)	we have completed the following searches:
(i)	a consultation of the www.regsol.be Belgian insolvency database on 19 June 2023 in respect of the Company;
(ii)	a consultation of the publications of the Company in the Annexes to the Belgian Official Journal published on www.staatsblad.be up to 19 June 2023; and
(iii)
obtaining an excerpt of the Legal Entities Register obtained at the Crossroad Bank for Enterprises (“Kruispuntbank voor Ondernemingen”/ “Banque Carrefour des Entreprises”) (“CBE”) in relation to the Company as at 19 June 2023.

Limitations
3.	This opinion is subject to the following limitations:
(a)
This opinion is confined to the laws with general applicability (wettelijke regels met algemene gelding/regles legales d’application generale) of the Kingdom of Belgium and, insofar as they are directly applicable in Belgium, the European Union, all as they stand as at the date hereof and as such laws are currently interpreted in published case law of the courts of Belgium (“Belgian law”). Accordingly, we express no opinion with regard to any other system of law, even in cases where, under Belgian law, any foreign law should be applied, and we therefore assume that any applicable law (other than Belgian law) would not affect or qualify the opinions as set out below. Furthermore, we do not express any opinion on public international law or on the rules of or promulgated under any treaty or by any treaty organisation (except treaties specifically referred to in this opinion).

(b)
In rendering this opinion, we have exclusively examined the Documents and we have conducted such investigations of Belgian law as we have deemed necessary or advisable for the purpose of giving this opinion letter. As to matters of fact we have relied on the Documents and on statements or certificates of public officials referred to under paragraph (2) above.

(c)
We have not been responsible for investigating or verifying the accuracy of the facts or statements or the reasonableness of any statements of opinion or intention contained in any documents or for verifying that no material facts have been omitted therefrom.

(d)
Belgian legal concepts are expressed in English terms and not in their original Dutch or French terms; the concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions.

(e)	This opinion may only be relied upon on the express condition that any issues of interpretation or liability arising hereunder will be governed by Belgian law and be brought before a court in Belgium.

Euronav F-3 Registration Statement ‒ Belgian Legal Opinion
(f)
We express no opinion on (i) any laws of any jurisdiction (including Belgium and the European Union) imposing economic or trade sanctions or similar restrictive measures or regarding anti-terrorism, anti-money laundering, anti-bribery or anti-tax evasion measures or any regulations or measures imposed or enforced by any relevant sanctions authority or on the extent, scope, legality or enforceability of any person’s obligations to comply with any of the foregoing; nor on (ii) any taxation laws of any jurisdiction (including Belgium).

(g)
This opinion speaks as at the date hereof. No obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect.

(h)
This opinion is issued by Monard Law BV/SRL as a legal entity. Where used in this opinion the expressions “we”, “us” and “our” should be construed accordingly. This opinion may only be relied upon on the express condition that no person other than Monard Law BV/SRL will have any responsibility for the services provided by them on behalf of Monard Law BV/SRL, including in connection with the preparation or issuing of this opinion.

Assumptions
4.	In considering the Documents and in rendering this opinion we have without any further enquiry assumed:
(a)
the genuineness of all signatures, the authenticity of the documents submitted to us as originals, the exact conformity to the originals of all documents submitted to us as photocopies, facsimile copies or e-mail copies and the authenticity of the originals of such documents;

(b)	that documents examined by us in draft form have been or will be executed substantially in such form;
(c)
that the Company’s competent corporate body has authorised the entry into and performance of the obligations expressed to be assumed by it under the Documents and has satisfied itself that the entry by the Company into that Document is done on at arm’s length commercial terms and for full value, is of benefit to it and serves its corporate purpose, and cannot be considered an abnormal transaction entered into by it in the knowledge that doing so would prejudice its creditors;

(d)	that the principal place of business and registered office of the Company is located in Belgium since its incorporation;
(e)	that there are no facts that have not been disclosed to us which would affect this opinion;
(f)	that there are no provisions of any law other than Belgian law which would affect this opinion;
(g)	that there are no restrictions under the laws of residence or nationality of the persons authorised to sign on behalf of any party to the Documents that would affect this opinion; that all individuals

Euronav F-3 Registration Statement ‒ Belgian Legal Opinion
executing Documents on behalf of the Company enjoyed and enjoy their full and unrestricted legal capacity (handelingsbekwaamheid/capacite);
(h)
that whenever an offering of Securities or documents relating thereto would have to be approved under EU Regulation 2017/21129 of 14 June 2017 (as amended from time to time) or the Belgian Prospectus Act (as amended from time to time), or any other relevant law, decree or regulation, such law, decree or regulation has been or will be complied with.

Opinion
5.	Based upon and subject to the foregoing, and subject as set out below, we express the following Opinion insofar as Belgian law is concerned:
(a)
With respect to the Ordinary Shares and Preferred Shares (together, the “Equity Securities”), when (i) the Company has taken all necessary action to approve the issuance of the Ordinary Shares and/or Preferred Shares, the terms of the offering thereof and related matters, and (ii) the Ordinary Shares and/or Preferred Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Ordinary Shares or Preferred Shares, together with such total number of Ordinary Shares or Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized share capital under the Company’s Articles of Association then in effect, then such Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable.

(b)
With respect to the Warrants, Rights and Purchase Contracts (together the “Subscription Securities”), when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Subscription Securities will be validly issued and will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public

Euronav F-3 Registration Statement ‒ Belgian Legal Opinion
policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.
(c)
With respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

(d)
With respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Units will be validly issued, fully paid, and non-assessable, and, except in the case of an Equity Security forming part of a Unit, will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

Euronav F-3 Registration Statement ‒ Belgian Legal Opinion
Disclosure of opinion
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
Yours faithfully,
On behalf of MONARD LAW BV/SRL:
/s/Stefaan Van Dyck	/s/ Pieter Van Den Berghe	/s/ Benoit Samyn

Stefaan Van Dyckº	Pieter Van Den Bergheº	Benoit Samynº

Partner	Partner and Director	Partner and Director

º BV/SRL